                                                                    EXHIBIT 10.8

                                     LEASE

        THIS LEASE is made as of the 11th day of December, 1998, by and between YARROW BAY OFFICE III LIMITED PARTNERSHIP, a Washington limited partnership ("Landlord"), and Pivotal Software USA Inc. ("Tenant").

        For and in consideration of the mutual promises, covenants and conditions set forth in this Lease, Landlord and Tenant agree as follows:

                              SECTION I - PREMISES

        1.1 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, those certain premises (the "Premises") having an agreed rentable area of 13,627 square feet and an agreed usable area of 11,964 square feet. The Premises are situated on the 4th floor of a building located on the real property legally described in Exhibit A attached, and all improvements thereon, and all rights appurtenant thereto (the "Building"). The Premises are more particularly shown on the floor plan of the Building attached to this Lease as Exhibit D-1. The Building is part of a multi-phase project located on the real property legally described on Exhibit B attached, and all improvements thereon, and all rights appurtenant thereto, commonly known as The Plaza at Yarrow Bay (the "Park"). The Building is commonly referred to as Building III of the Park. The Premises and Building shall be remeasured using the most current BOMA standards and Landlord shall notify Tenant of the recalculated area of both, and lease provisions affected, including but not limited to, Minimum Rent and Tenant's Share shall be adjusted using the recalculated measurements.

        1.2 Reserved to Landlord. Landlord reserves all air rights over the Premises, the use of the exterior walls, the roof, and the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Premises in locations which will not materially interfere with Tenant's use thereof to serve other parts of the Building and/or the Park.

        1.3 Changes to Park. Landlord reserves the right at any time to make alterations or additions to the Building and to build adjoining the same. Landlord also reserves the right from time to time to construct other buildings or improvements in the Park, to make alterations thereof or additions thereto, and to relocate the various buildings, parking and other common areas comprising the Park.

                                SECTION II - TERM

        2.1 Lease Term. This Lease shall be for a term of sixty (60) months commencing on the earlier of the following two dates (the "Commencement Date"):
(a) the date Tenant occupies the Premises for a primary use other than performing tenant improvement work, or (b) three (3) days after Landlord notifies Tenant that Landlord has substantially completed the Premises in accordance with Landlord's obligations under Section 7.1 below. The "Target Commencement Date" is December 11, 1998, which date is only an estimate of the date the Premises will be available for Tenant's occupancy. Landlord shall have no liability to Tenant and this Lease shall not be void or voidable if the Premises are not delivered to Tenant by the Target Commencement Date.

        2.5 Possession. If Landlord is unable to deliver the Premises or any portion thereof on or before the Target Commencement Date, Landlord shall not be liable for any damage caused thereby, nor shall this Lease thereby become void or voidable, but in such event, Tenant shall not be liable for payment of any rent or additional rent until such time as Landlord delivers possession, and the Term shall not commence until the Premises are so delivered.

        2.6     Option to Extend

                a. So long as Tenant is not then in default under this Lease, and so long as Tenant has not been ten (10) or more days late in payment of rent more than a total of three (3) times during the term of this Lease, Tenant shall have the right to extend the Lease term for one (1) additional five
(5) year period (the "Additional Term") on the terms and conditions stated in this paragraph. To exercise its right to extend this Lease for the Additional Term, Tenant must deliver to Landlord a written notice exercising its rights under this paragraph at least two hundred seventy (270) days, but not more than three hundred sixty (360) days, prior to the date the initial Lease term will expire. All the terms and conditions of this Lease shall apply during the Additional Term except (i) the minimum rent shall be an amount mutually agreed to by Landlord and Tenant or determined by arbitration as set forth below; (ii) unless otherwise agreed by Landlord in writing, there shall be no further extension options; and (iii) Landlord shall have no tenant improvement obligations with respect to the Premises. When the rental rate for the Additional Term is determined, either by agreement of the parties or pursuant to arbitration as provided below, Landlord and Tenant shall enter into a lease extension agreement setting forth the new minimum rent for the Premises and such other terms as may be applicable. If at the time Tenant delivers to Landlord its written notice electing to extend this Lease term, or at any time between such date and the commencement date of the Additional Term, Tenant defaults under this Lease and fails to cure the default within the applicable cure period, if any, Landlord shall have the option to declare Tenant's notice of exercise null and void by written notice to Tenant, in which case the Lease term shall expire on the expiration of the then current Lease term.

                b. If Tenant exercises an extension right under this paragraph, the minimum rent for the Additional Term shall be the then "fair market rent" (defined below) for the Premises. For purposes of this lease, the term "fair market rent" shall mean the fully serviced rate per rentable square foot that willing, non-equity, non-renewal tenants are paying for comparable space in the building and in comparable buildings in the Kirkland-Bellevue areas for leases having a five (5) year term. Landlord shall advise Tenant in writing of Landlord's determination of fair market rent for the Premises not later than sixty (60) days after Tenant exercises its extension right. Within thirty (30) days after receiving Landlord's determination of fair market rent, Tenant shall notify Landlord in writing whether or not Tenant accepts Landlord's determination of fair market rent. If Tenant disagrees with Landlord's determination of fair market rent, Tenant shall advise Landlord of Tenant's determination of fair market rent in the notice required pursuant to the preceding sentence. If Tenant fails to so notify Landlord prior to expiration of its thirty (30) day period to respond to Landlord's notice, then Tenant's notice exercising its renewal rights under this paragraph shall be deemed null and void, unless otherwise agreed in writing by Landlord and Tenant. If Tenant does not accept Landlord's determination of fair market rent, the parties shall promptly meet and attempt to resolve their differences.

                                SECTION III - RENT

        3.1 Minimum Rent. Tenant shall pay to Landlord, c/o JSH Properties, Inc., at 10220 N.E. Points Drive, Suite 203, Kirkland, Washington 98033, or to such other entity or address as may be specified by Landlord from time to time, without any set off or deduction whatsoever, as fixed minimum rent, the amounts listed as follows:

                        Period                    Amount
                     --------------               ----------
                     Months 01 - 12               $24,982.83
                     Months 13 - 24               $25,834.52
                     Months 25 - 36               $26,686.21
                     Months 37 - 48               $27,537.90
                     Months 49 - 60               $28,389.58

        Monthly installments of fixed minimum rent are due on or before the first day of each month of the Lease term. Rent for partial months shall be prorated. The minimum rent is referred to herein as "rent," and it does not include the additional rent payable by Tenant pursuant to this Section III. Upon execution of this Lease, Tenant shall deposit with Landlord first month's rent.

        3.2 Additional Rent. In addition to rent, all other sums to be paid or reimbursed by Tenant to Landlord, whether or not so designated, are "additional rent" for the purposes of this Lease. If Tenant defaults in the performance of any of its obligations hereunder, Landlord may, but shall not be obligated to, perform such obligations, and the cost thereof to Landlord shall also be additional rent. Unless otherwise specifically provided in this Lease, Tenant shall pay Landlord all additional rent within ten (10) days after Landlord's demand.

        3.3     Tenant's Contributions.

                3.3.1 On or before the Commencement Date, and no more than ninety (90) days after the commencement of each calendar year thereafter, Landlord will notify Tenant in writing of Landlord's estimate of Tenant's Share of estimated "Operating Costs" and "Real Property Taxes" (such terms are defined in Section 3.3.2 below) for the then current calendar year (or part thereof), which amount Tenant shall pay in advance in twelve (12) equal monthly installments, due and payable without set-off or deduction, on the first (1st) day of each calendar month. As used herein, the term "Tenant's Share" (currently 16.48%), is determined by multiplying the cost to be shared by a fraction, the numerator of which is the rentable area of the Premises from time to time and the denominator of which is the rentable area of the Building for expenses related to the Building, and the rentable area of the Park for expenses related to the Park. If the rentable area of the Premises, the Building, or the Park changes during the Lease Term, then the rentable area used for calculating the Tenant's Share shall be the rentable area in effect during the period for which the Tenant's Share is being determined. Within ninety (90) days after the end of each year, Landlord will compute Tenant's Share for such year (or portion thereof) based on actual costs and provide to Tenant an itemized statement (a "Statement") of Tenant's Share for such year.

        Notwithstanding any of the foregoing, Tenant shall not be entitled to inspect or audit the books and records of Landlord more frequently than once each calendar year.

                3.3.2 For purposes of this Section 3.3, the following definitions apply:

                        (i) "Operating Costs" shall mean all expenses paid or incurred by Landlord or charged to Landlord for maintaining, operating, repairing, replacing and administering the Building, the Park or both (including common areas and facilities), and the personal property used in conjunction therewith, together with a sum equal to five percent (5%) of the cost thereof (exclusive of Real Property Taxes and professional management fees) as an administrative fee, including, without limitation, the costs of refuse collection, water, sewer, electricity, heat, air conditioning, fuel, light, fire protection, and other utilities; services; supplies; janitorial and cleaning services; window washing; snow, garbage and refuse removal; security services and systems; resurfacing, repair, maintenance, painting, lighting, cleaning, striping and securing parking facilities; elevator operation, repair and maintenance; landscape maintenance; services of independent contractors; compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with the operation, maintenance, repair, replacement and administration of the Park, the Building or both, their equipment and common areas and facilities; insurance premiums for all insurance carried with respect to the Building or the Park; licenses, permits and inspection fees (but not Landlord's general business license and related fees); subsidies and other payments required by public bodies, including those for traffic signals and controls and for fire protection; professional management fees (in amounts competitive with those charged by third party property managers in connection with the management of comparable first class office properties); legal and accounting expenses; and all other expenses or charges whether or not hereinabove described which, in accordance with generally accepted accounting and management practices, would be considered an expense of maintaining, operating, repairing, replacing and administering the Building or the Park, but excluding: (a) costs of any special services rendered to individual tenants (including Tenant) for which a special charge is made; (b) Real Property Taxes;
(c) Capital costs, or the depreciation or amortization of costs, required to be capitalized in accordance with generally accepted accounting principles (except Operating Costs shall include amortization over their useful life, on a straight line basis, of capital improvements made subsequent to the date the last party executes this Lease which are either designed with a reasonable probability of improving the operating efficiency of the Building or the Park, as applicable, or are required to be made to operate the Building or the Park in accordance with applicable federal, state and local laws, regulations, ordinances and codes; (d) executive salaries (i.e., salaries of all persons above Building management level); (e) salaries of Budding management and service personnel to the extent such personnel perform services not solely in connection with the management, operation, repair or maintenance of the Building or the Park, unless such salaries are prorated to reflect time spent on operating and managing the Building or the Park, vis a vis time spent on matters unrelated to operating and managing the Budding or the Park; (f) real estate broker commissions; (g) attorney's fees, costs and disbursements incurred by Landlord in any dispute with a tenant;

                        SECTION IV - CONDUCT OF BUSINESS

        4.1 Use of Premises. Tenant shall use the Premises only for general office and related purposes, including as a facility for training Tenant's employees and customers in the use of Tenant's products, excluding medical or dental office, consistent with the operation of a first class office building. Tenant shall not use or permit the use of the Premises for any other business or purpose without Landlord's prior written consent, which consent Landlord may grant or deny in its sole discretion. Tenant shall promptly comply with the rules and regulations of the Building and the Park, as set forth in Exhibit C attached, as the same may be changed from time-to-time by Landlord upon reasonable notice to Tenant. Tenant shall not permit any public or private nuisance to occur on the Premises, or any other act or circumstance which disturbs the quiet enjoyment of any occupant of the Building or the Park.

        4.2 Appearance of Premises. Tenant shall maintain the Premises in a clean, orderly and neat fashion to conform with the high standards of the Building and the Park, permitting no odors to be emitted from the Premises and neither commit waste nor permit any waste to be committed thereon. Tenant shall not burn any trash in or about the Premises or permit any accumulation of trash. Tenant shall store all trash, refuse and waste material so as not to constitute a health or fire hazard or nuisance, in adequately covered containers which are located within the Premises which are not visible to the general public or in areas designated by Landlord.

        4.3 Unlawful Use. Tenant shall not use or permit the Premises or any part thereof to be used for any purpose in violation of any municipal, county, state or federal law, ordinance or regulation, or for any purpose offensive to the standards of the community of which the Building is a part, or in any manner which is not in the best interests of the tenants of the Building or the Park. Tenant shall promptly comply, at its sole cost and expense, with all laws, ordinances, and regulations now in force or hereafter adopted and with the requirements of any board of fire underwriters or similar body relating to or affecting the condition, use or occupancy of the Premises. Notwithstanding the foregoing, Tenant shall not be responsible for the cost of compliance with the violation of any law, ordinance, or regulation, which exists as of the date of this Lease.

        Tenant shall not do or permit anything to be done in or about the Premises, nor bring or keep anything therein which will increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for any such policy by reason of Tenant's failure to comply with the provisions of this Section.

        4.4 Liens and Encumbrances. Tenant shall keep the Premises free and clear of all liens and encumbrances arising or growing out of its use and occupancy of the Premises.

        Without limiting the foregoing, if Tenant causes or permits the presence of any hazardous substance on the Premises or the Building that results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises or Building to the condition existing prior to the presence of any such hazardous substance on the Premises or Building. Tenant shall first obtain Landlord's approval for any such remedial action.

        4.6 Signs. Tenant shall not erect or place, or permit to be erected or placed, or maintain any signs of any nature or kind whatsoever on the exterior walls or windows of the Premises or elsewhere in the Park. Tenant agrees to abide by all signing rules and regulations, if any, promulgated by Landlord. Landlord agrees to provide Tenant with the following signage identifying Tenant as an occupant of the Building in size, color and style acceptable to Landlord:

        a. One (1) Building standard sign on the plaza level lobby directory.

        b. One (1) Building standard sign at the main entry to the Premises.

        c.      One (1) Building standard sign on the Building III monument.

                     SECTION V - UTILITIES AND OTHER CHARGES

        5.1     Utilities and Services.

                5.1.1 In accordance with Section 3.3 of this Lease, as additional rent, Tenant shall pay its share of all charges for heat, water, light, gas, electricity, sewer, garbage, fire protection and any other utilities and/or services used or consumed on or supplied to the Building and/or the Park, including the Premises, and not separately metered or charged to Tenant or any other tenant of the Building or the Park. Tenant shall be solely responsible for and shall promptly pay when due all charges for telephone and all other charges, which are separately metered or charged to the Premises.

                5.1.2 Landlord shall cause the public and common areas of the Building, such as lobbies, elevators, stairs, corridors and restrooms, to be maintained in reasonably good order and condition, except for damage occasioned by any act or omission of Tenant or Tenant's officers, contractors, agents, invitees, licensees or employees, the repair of which latter damage shall be paid for by Tenant. Twenty-four (24) hours per day, seven (7) days per week, Tenant shall have access to the Premises (subject to such Building and Park security systems and procedures as may be in place from time to time), and Tenant shall have available to it water and electrical service for lighting and operation of 110-volt office machines. From 7:00 a.m. to 6:00 p.m. on weekdays (i.e., Monday through Friday) and 8:00 a.m. to 1:00 p.m. on Saturdays, excluding legal holidays and holiday weekends (collectively "Normal Business Hours"), Landlord shall furnish the Premises with heat and air conditioning services. If requested by Tenant, Landlord shall furnish such services at times other than Normal Business Hours, and Tenant shall pay for the cost of such after-hours services at rates established by Landlord from time to time.

                Landlord will provide janitorial services customary for buildings comparable to the Building in quality and location. If Tenant requires excessive or specialized janitorial services, Tenant shall promptly pay Landlord the additional costs and expenses incurred by Landlord in providing such services.

        If Tenant breaches any covenant or condition of this Lease, including but not limited to the payment of rent or additional rent, Landlord may apply all or any part of the security deposit to the payment of any sum in default and any damage suffered by Landlord as a result of Tenant's breach. In such event, Tenant shall, within five (5) days after written demand therefor by Landlord, deposit with Landlord the amount so applied. Any payment to Landlord from the security deposit shall not be construed as a payment of liquidated damages for any default. If Tenant complies with all of the covenants and conditions of this Lease throughout the Lease term, the security deposit shall be repaid to Tenant without interest within 30 days after the vacation of the Premises by Tenant.

        6.2 Letter of Credit. Upon execution of this Lease, Tenant shall cause to be delivered to Landlord an irrevocable, standby Letter of Credit in the sum of US $50,000.00, naming Landlord as beneficiary, issued by a lender acceptable to Landlord and otherwise acceptable to Landlord in form and content. Provided that Tenant is not then in default under this Lease, the Letter of Credit may be reduced to the sum of US $25,000.00 on the third (3rd) anniversary of the Commencement Date. The Letter of Credit shall not expire before the fourth (4th) anniversary of the Commencement Date. If Tenant breaches any covenant or condition of this Lease, including but not limited to the payment of rent or additional rent, Landlord may draw on the Letter of Credit and apply any sums so drawn to reimburse itself for any damages suffered as a result of Tenant's breach, regardless of whether Landlord has previously applied Tenant's security deposit or taken any other action against Tenant. Any payment to Landlord from the Letter of Credit shall not be construed as a payment of liquidated damages for any default.

                    SECTION VII - COMPLETION AND ALTERATIONS

        7.1 Delivery of Premises. Landlord shall deliver the Premises to Tenant in a condition in accordance with Exhibit D attached. Additional improvements shall be made to the Premises as provided in Exhibit D-1 attached.

        7.2 Alterations by Tenant. Tenant shall not make any alterations, additions or improvements in or to the Premises without first submitting to Landlord professionally prepared plans and specifications for such work and obtaining Landlord's prior written approval thereof. Tenant covenants that it will cause all such alterations, additions and improvements to be performed at Tenant's sole cost and expense by Landlord or a contractor approved by Landlord and in a manner which: (a) is consistent with the Landlord-approved plans and specifications and any conditions imposed by Landlord in connection therewith;
(b) is in conformity with commercial standards; (c) includes acceptable insurance coverage for Landlord's benefit; (d) does not affect the structural integrity of the Building; (e) does not disrupt the business or operations of adjoining tenants; and (f) does not invalidate or otherwise affect the construction and systems warranties then in effect with respect to the Park. With respect to any alterations, additions and improvements made by Landlord for Tenant, Tenant shall pay Landlord a supervision fee which shall be in an amount comparable to the fee a third party contractor would charge in connection with a comparable project. Tenant shall secure all governmental permits and approvals, as well as comply with all other applicable governmental requirements and restrictions.

        Landlord shall have the right from time to time to establish, modify and enforce rules and regulations regarding the use of the Common Areas and the right to change the area, level, location and arrangement of the Common Areas.

        9.2 Parking. Thirty (30) covered parking stalls in the Building parking garage (currently at a monthly charge of $40.00 per stall) have been allocated to the Premises and twelve (12) uncovered parking stalls elsewhere in the Park (currently at no charge) have been allocated to the Premises. All of the stalls allocated to the Premises are unreserved and available on a first come, first served basis. There shall be no charge to Tenant for unreserved parking stalls allocated to it pursuant to this paragraph. Tenant shall cause its employees and invitees to comply with such rules and regulations from time-to-time promulgated with respect to the parking areas of the Building and the Park.

                       SECTION X - INSURANCE AND INDEMNITY

        10.1 Indemnification. Landlord shall not be liable for any injury to any person, or for any loss of or damage to any property (including property of Tenant) occurring in or about the Premises from any cause whatsoever, other than the negligence or intentional misconduct of Landlord or its employees or agents, or for interference with light, air or view or for any latent defect in the Premises. Tenant shall indemnify, defend and save Landlord, its officers, agents, employees and contractors, and other tenants and occupants of the Park, harmless from all losses, damages, fines, penalties, liabilities and expenses (including Landlord's personnel and overhead costs and attorneys' fees and other costs incurred in connection with such claims, regardless of whether claims involve litigation) resulting from any actual or alleged injury to any person or from any actual or alleged loss of or damage to any property alleged to be attributable to Tenant's operation or occupation of the Premises or caused by or resulting from any act or omission of Tenant or any licensee, assignee, or concessionaire, or of any officer, agent, employee, guest or invitee of any such person in or about the Premises, including, but not limited to, the deposit or release of hazardous or toxic materials or substances or Tenant's breach of its obligations hereunder. Tenant agrees that the foregoing indemnity specifically covers actions brought by its own employees. Notwithstanding any of the foregoing, if losses, liabilities, damages, liens, costs and expenses so arising are caused by the concurrent negligence of both Landlord and Tenant their employees, agents, invitees and licensees, Tenant shall indemnify Landlord only to the extent of Tenant's own negligence or that of its officers, agents, employees, guests or invitees. As between Landlord and Tenant, the foregoing indemnity is specifically and expressly intended to constitute a waiver of Tenant's immunity under Washington's Industrial Insurance Act, RCW Title 51, for the sole purpose of and only to the extent necessary to provide Landlord with a full and complete indemnity from claims made against Landlord by Tenant's employees. The indemnification provided for in this Section with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. Tenant shall promptly notify Landlord of casualties or accidents occurring in or about the Premises.

                      SECTION XI - ASSIGNMENT AND SUBLETTING

        11.1 Assignment or Sublease. Tenant shall not voluntarily, involuntarily or by operation of law, assign, sell, pledge, transfer, mortgage or encumber this Lease or any interest therein, or sublet the whole or any part of the Premises (any of which events being a "Transfer and any such assignee, purchaser, mortgagee, pledgee or other transferee being a "Transferee" for purposes of this Section XI) without first obtaining Landlord's written consent, which shall not be unreasonably withheld if all of the following conditions precedent are fully and completely satisfied, but which otherwise may be withheld by Landlord in its sole discretion:

                (a) The proposed Transferee is at least as creditworthy as Tenant when Tenant entered into this Lease, and satisfies Landlord's then current credit standards for tenants of the Building and the Park, and has the financial strength and stability to perform all obligations under this Lease to be performed by Tenant as and when they fall due.

                (b) The proposed Transferee will use the Premises for a purpose which in Landlord's opinion (i) is lawful, (ii) is consistent with the permitted use of the Premises under this Lease, (iii) is consistent with the general character of business carried on by tenants in similar office buildings,
(iv) does not conflict with any exclusive rights or covenants not to compete in favor of any other tenant or proposed tenant in the Building and the Park, (v) will not increase the likelihood of damage or destruction, (vi) will not increase the rate of wear and tear to the Premises or common areas, (vii) will not likely cause an increase in insurance premiums for insurance policies applicable to the Building (unless the proposed Transferee agrees to pay such additional cost), and (viii) will not require new tenant improvements incompatible with then existing Building systems and components.

                (c) Tenant pays to Landlord all of Landlord's attorneys' fees and costs incurred in connection with negotiation, review and processing of the Transfer, plus a processing fee of $1,000.

                (d) Landlord is paid any increase in the Security Deposit required by Landlord and permitted by law.

                (e) At the time of the proposed Transfer, Tenant is not in default under or in breach of any term, provision or covenant of this Lease.

                (f) In Landlord's business judgment: (i) the proposed Transferee must have a business reputation and financial strength equal to or better than the average of all tenants occupying space at the Park at the time of the proposed transfer, and (ii) the proposed transfer shall not create an undesirable mix of tenants at the Park.

                (g) At least fifty percent (50%) of the rentable area of the Building and the Park is leased to paying tenants.

                (h) The Transfer will not otherwise have or cause a material adverse impact on Landlord's interests in the Park, the Building or the Premises.

provided (i) Landlord consents thereto pursuant to Section 11.1, (ii) Tenant delivers to Landlord prior to the effective date of any such Transfer duplicate originals of any instrument effecting such Transfer, in form and content satisfactory to Landlord, and (iii) all amounts received by Tenant from the Transferee in excess of the Rent payable hereunder for the area of the Premises so Transferred and in excess of the costs described in Section 11.5(b) below shall belong to and shall immediately be paid to Landlord as Additional Rent. No action or inaction by Landlord in connection with its rights under this Section
11.3 shall constitute or be deemed to constitute an approval of a proposed Transfer for purposes of Section 11.1 except as specifically set forth in a notice from Landlord to Tenant.

        11.4 Assignee Obligation. Any Transferee other than a subtenant approved by Landlord shall assume all obligations of Tenant and shall be jointly and severally liable with Tenant for the payment of rent, additional rent and other charges and performance of all of Tenant's obligations under this Lease. Tenant shall provide Landlord with full and complete duplicate originals of all instruments of assignment, sublease or assumption. It shall not be unreasonable for Landlord to withhold consent to a proposed assignment or sublease because it wishes to exercise its right to recapture all or part of the Premises under
Section 11.3 hereof, or because (a) the proposed transferee is any governmental agency, federal, state, local or foreign government or incorporation, (b) the transfer would cause the Landlord to violate another lease or agreement to which Landlord is a party or would give a Building tenant the right to cancel its lease, or (c) the proposed transferee occupies space in the Building or the Park, is negotiating with Landlord to lease space in the Building or the Park, or has negotiated with Landlord to lease space in the Building or the Park during the six months immediately proceeding the notification from Tenant.

        11.5 Additional Consideration. If Tenant assigns its interest under this Lease, or sublets all or any portion of the Premises, Tenant shall pay to Landlord (in addition to minimum rent and all other amounts payable by Tenant under this Lease) as additional rent, within ten (10) days after receipt, all rent, bonus rent, assignment fees and other consideration payable by the assignee or subtenant in excess of (a) the rent otherwise payable by Tenant from time to time under this Lease, and (b) leasing commissions incurred by Tenant due to the sublease or assignment, and out-of-pocket costs incurred by Tenant to pay the hard costs of labor and materials (but not soft costs such as design costs, interest, permit fees or other soft costs) for renovations made to the premises to accommodate the assignee or subtenant.

        11.6 Assignment by Landlord. If Landlord sells or otherwise transfers the Building, or if Landlord assigns its interest under this Lease (other than for security purposes), such purchaser, transferee or assignee thereof shall be deemed to have assumed Landlord's obligations hereunder, and Landlord shall thereupon be relieved of all liabilities hereunder, but this Lease shall otherwise remain in full force and effect.

        The term "eminent domain" shall include the taking or damaging of property by, through or under any governmental or statutory authority, and any purchase or acquisition in lieu thereof, whether the damaging or taking is by government or any other person.

        13.2 Partial Taking. If a taking of any part of the Premises by eminent domain renders the remainder thereof unusable for the business of Tenant, in the reasonable judgment of Landlord, this Lease may, at the option of either party, be terminated by written notice given to the other party not more than thirty (30) days after Landlord receives notice (and provides Tenant written notice) of the taking, and such termination shall be effective as of the date when Tenant is required to vacate the portion of the Premises so taken. If this Lease is so terminated, all rent shall be paid to the date of termination. Whenever any portion of the Premises is taken by eminent domain and this Lease is not terminated, Landlord shall at its expense proceed with all reasonable dispatch to restore, to the extent of available proceeds and to the extent it is reasonably prudent to do so, the remainder of the Premises to the condition it was in immediately prior to such taking, and Tenant shall at its expense proceed with all reasonable dispatch to restore its fixtures, furniture, furnishings, floor covering and equipment to the same condition they were in immediately prior to such taking. The minimum rent payable hereunder shall be reduced from the date Tenant is required to partially vacate the Premises in the same proportion that the area taken bears to the total area of the Premises prior to taking.

        13.3 Damages. Landlord reserves all right to the entire damage award or payment for any taking by eminent domain or a transfer in lieu thereof, and Tenant waives all claim whatsoever against Landlord for damages for termination of its leasehold interest in the Premises or for interference with its business as a result of such taking. Tenant hereby grants and assigns to Landlord any right Tenant may now have or hereafter acquire to such damages and agrees to execute and deliver such further instruments of assignment as Landlord may from time to time request- however, Tenant shall have the right to claim from the condemning authority all compensation that may be recoverable by Tenant on account of any loss of or damage to improvements to the Premises installed by Tenant, Tenant's trade fixtures and removable personal property, to the extent such compensation is awarded separately in the eminent domain proceeding and not as part of Landlord's damages.

                         SECTION XIV - DEFAULT OF TENANT

        14.1    Defaults.

                14.1.1 Time is of the essence of this Lease. Tenant shall be in default under this Lease if (i) Tenant violates or breaches or fails to keep or perform any covenant, term or condition of this Lease; (ii) Tenant or any guarantor of Tenant's obligations under this Lease (a "Guarantor") files or is the subject of a petition in bankruptcy; (iii) a trustee or receiver is appointed for Tenant's or any Guarantor's assets; (iv) Tenant or any Guarantor makes an assignment for the benefit of creditors; or (v) Tenant vacates or abandons the Premises.

plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease, including, but not limited, any costs or expenses incurred by Landlord in (1) retaking possession of the Premises, including reasonable attorneys' fees therefor, (2) maintaining or preserving the Premises after such default, (3) preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises for such reletting, (4) leasing commissions, and (5) any other costs necessary or appropriate to relet the Premises; plus (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of Washington; plus (vi) the total value at the time of the award of all of the concessions granted to Tenant at the time of signing this Lease, prorated based on the remainder of the initial term of the Lease. As used in items (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the interest rate specified in Section 3.4 hereof. As used in item (iii) above, the "worth at the time of award" is computed by using a discount rate of six percent (6%).

                14.1.4 For all purposes of this Section 14.1 only, the term "rental" shall be deemed to be the minimum rent and all additional rent and other sums required to be paid by Tenant pursuant to the terms of this Lease. All such sums, other than the minimum rent, shall, for the purpose of calculating any amount due under the provisions of subparagraph (iii) above, be computed on the basis of the average monthly amount thereof accruing during the immediately preceding twelve (12) month period, except that if it becomes necessary to compute such rental before such a twelve (12) month period has occurred then such rental shall be computed on the basis of the average monthly amount hereof accruing during such shorter period.

        14.2 Legal Expenses. If either party consults an attorney in order to enforce this Lease the prevailing party shall be entitled to reimbursement from the non-prevailing party for the prevailing party's reasonable costs and attorneys' fee, whether such costs and attorneys' fees are incurred with or without litigation, in a bankruptcy court or on appeal.

        14.3 Remedies Cumulative; Waiver. Landlord's remedies hereunder are cumulative, and Landlord's exercise of any right or remedy due to a default or breach by Tenant shall not be deemed a waiver of, or alter, affect or prejudice any other right or remedy which Landlord may have under this Lease or by law. Neither the acceptance of rent nor any other acts or omissions of Landlord at any time or times after the happening of any event authorizing the cancellation or forfeiture of this Lease shall operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof or to deprive Landlord of its right to cancel or forfeit this Lease, upon the written notice provided for herein, at any time that cause for cancellation or forfeiture may exist, or be construed so as at any future time to estop Landlord from promptly exercising any other option, right or remedy that it may have under any term or provision of this Lease.

        Any holding over by Tenant after the expiration of the term hereof without Landlord's consent shall be deemed to be a tenancy at will, terminable at any time by Landlord at a rental rate equal to two (2) times the rental rate in effect on the date of such expiration of the Lease term, prorated on a daily basis, and otherwise on the terms, covenants and conditions of this Lease to the extent applicable.

                         SECTION XVII - QUIET ENJOYMENT

        17.1 Landlord's Covenant. Tenant, upon fully complying with and promptly performing all of the terms, covenants and conditions of this Lease on its part to be performed, shall have and quietly enjoy the Premises for the term set forth herein, if its performance of such terms, covenants and conditions continues for such period, subject, however, to matters of record on the date hereof and to those matters to which this Lease may be subsequently subordinated.

                          SECTION XVIII - MISCELLANEOUS

        18.1 Notices. Any notices required in accordance with any of the provisions herein shall be in writing and delivered or mailed by registered or certified mail to the Landlord c/o JSH Properties, Inc., 10220 N.E. Points Drive, Suite 203, Kirkland, Washington 98033, Attention: Property Manager; to Tenant at the Premises; or to such other address as a party shall from time to time advise the other party by a written notice given in accordance with this
Section 18.1. If Tenant is a partnership or joint enterprise, any notice required or permitted hereunder may be given by or to any one partner thereof with the same force and effect as if given by or to all thereof. A notice shall be deemed received two (2) days after the postmark affixed on the envelope by the United States Post Office.

        18.2 Successors or Assigns. All of the terms, conditions, covenants and agreements of this Lease shall extend to and be binding upon Landlord, Tenant and, subject to the terms of Section XI hereof, their respective heirs, administrators, executors, successors and permitted assigns, and upon any person or persons coming into ownership or possession of any interest in the Premises by operation of law or otherwise, and shall be construed as covenants running with the land.

        18.3 Insolvency. If a petition is filed under the Bankruptcy Act or other law to have Tenant reorganized, dissolved or liquidated, or if a trustee or receiver is appointed for Tenant's assets under the Bankruptcy Act or other law or if a proceeding commenced to foreclose any mortgage or any other lien on Tenant's interest in the Premises or on personal property kept or maintained thereon, or if Tenant makes an assignment for the benefit of creditors, then Tenant shall be deemed in default hereunder.

        18.4 Tenant Defined. The word "Tenant" as used herein shall mean each and every person, partnership or corporation who is mentioned as Tenant herein or who executes this Lease as Tenant. If there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein.

(vi) that Landlord is not in default under this Lease (or is such is not the case, the extent and nature of such default); (vii) that all required advanced by Landlord to Tenant on account of tenant improvements have been made (or the extent that such is not the case); (viii) on the date of such certification there are no existing defenses or claims which Tenant has against the enforcement of this Lease by Landlord (or if such is not the case, the extent and nature of such defenses or claims); (ix) the amount of the Security Deposit paid to Landlord; and (x) any other fact or representation that a mortgagee or purchaser may reasonably request. It is intended that any such statement delivered pursuant to this Section 18.8.2 shall be fully and completely binding upon Tenant for all purposes of this Lease, may be relied upon by a prospective purchaser or mortgagee of Landlord's interest, or any assignee of any mortgage upon Landlord's interest in the Building or the Land. If Tenant shall fail to respond within ten (10) days of receipt of a written request by Landlord therefor, Tenant shall be deemed to have given a certificate as above provided without modification and shall be conclusively deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee, that this Lease is full force and effect, that there are no uncured defaults in Landlord's performance, that the Security Deposit is as stated in this Lease and that not more than one month's Rent has been paid in advance.

                18.8.3 Notwithstanding anything to the contrary in this Lease, Landlord shall not be in default under any provision of this Lease unless written notice specifying such default is given to Landlord and to any lender who has been identified to Tenant in writing as a party to whom notice must be sent. Any lender of Landlord entitled to notice pursuant to the preceding sentence shall have the right to cure any default on behalf of Landlord within the later of (a) thirty (30) days after receipt of such notice, or (b) thirty
(30) days after the expiration of any cure period provided to Landlord pursuant to this Lease; provided, if such default cannot reasonably be cured within such thirty (30) day period, Landlord's lender shall be entitled to such additional time as may be reasonably necessary to cure the default, if within the thirty
(30) day period the lender commences and thereafter diligently pursues the actions necessary for the lender to cure such default by Landlord (including, if possession of the Premises is necessary to cure the default, commencing such judicial or non-judicial proceedings as may be necessary for lender or a receiver to take possession of the Premises). So long as a lender is diligently taking the actions reasonably necessary for it to cure Landlord's default, Tenant shall not exercise its remedies for Landlord's default under this Lease.

        18.9 Financial Statements. Within ten (10) days after Landlord's request therefor, Tenant shall deliver to Landlord such current financial statements regarding Tenant as Landlord may reasonably request. Tenant shall certify the accuracy of such statements. Landlord may make the financial statements available to potential lenders or purchasers, but shall otherwise preserve their confidentiality except in connection with legal proceedings between the parties or as otherwise directed by court rule or order.

        18.10 Change of Location. Tenant shall move from the Premises at Landlord's written request to another location in the Park, with substantially the same number of square feet of area as in the Premises, with the new location being substituted for the Premises, but all other terms hereof shall remain the same with the exception of the minimum rent which shall be abated during the period while Tenant is closed for business as the result of the move.

        18.16 Tax on Rent. The Rent herein is exclusive of any sales, business and occupation, gross receipts or other tax based on Rents, or tax on Tenant's property or tax upon or measured by the number of employees of Tenant, or any similar tax or charge. If any such tax or charge be hereinafter enacted, and imposed upon Landlord, Tenant shall pay Landlord the amount thereof concurrently with each monthly Rent payment. If it shall not be lawful for Tenant so to reimburse Landlord, the monthly Rent payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such tax or charge upon Landlord as would have been payable to Landlord prior to the imposition of such tax or charge. Tenant shall not be liable to reimburse Landlord for any federal income tax or other income tax of a general nature applicable to Landlord's income.

        18.17 Light, Air and View. Landlord does not guarantee the continued present status of light or air over any property adjoining or in the vicinity of the Building or the Park. Any diminution or shutting off of light, air or view by any structure which may be erected near or adjacent to the Building or the Park shall in no way affect this Lease or impose any liability on Landlord.

                        SECTION XIX - EXECUTION OF LEASE

        19.1 Execution by Landlord and Tenant; Approval of Lender. Landlord shall not be deemed to have made an offer to Tenant by furnishing Tenant with a copy of this Lease with particulars inserted. No contractual or other rights shall exist or be created between Landlord and Tenant until all parties hereto have executed this Lease and, if so indicated by Landlord, until it has been approved in writing by Lender and fully executed copies have been delivered to Landlord and Tenant. Tenant agrees to make such changes herein as may be requested by Lender so long as such do not increase amounts due from Tenant hereunder or otherwise materially alter its rights hereunder.

                 SECTION XX - ENTIRE AGREEMENT - APPLICABLE LAW

        20.1 Entire Agreement - Applicable Law. This Lease and the Exhibits attached hereto, and by this reference incorporated herein, set forth the entire agreement of Landlord and Tenant concerning the Premises, and there are no other agreements or understanding, oral or written, between Landlord and Tenant concerning the Premises.

        Any subsequent modification or amendment of this Lease shall be binding upon Landlord and Tenant only if reduced to writing and signed by them. This Lease shall be governed by, and construed in accordance with the laws of the State of Washington.

STATE OF WASHINGTON     )
                        )       ss.
COUNTY OF KING          )

On this 22nd day of December 1998, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Paul Manheim, to me known to be the Vice President of HAL Realty III, Inc., the General Partner of YARROW BAY OFFICE III, LIMITED PARTNERSHIP, the partnership named in and which executed the foregoing instrument; and he acknowledged to me that he signed the same as the free and voluntary act and deed of said partnership for the uses and purposes therein mentioned.

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

WITNESS my hand and official seal the day and year in this certificate above written.



                                        /s/ DEIRDRE AFRICA
                                        ----------------------------------------
                                        Signature


                                        DEIRDRE AFRICA
                                        ----------------------------------------
                                        Print Name


                                        NOTARY PUBLIC in and for the State of
                                        Washington, residing at Seattle
                                        My commission expires 1-19-2000